Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Post-Effective Amendment No. 7 to the Registration Statement (Form N-1A) and related Prospectus of American Century Capital Portfolios, Inc. (formerly Twentieth Century Capital Portfolios, Inc.) and to the incorporation by reference therein of our report dated April 26, 1996, with respect to the financial statements of American Century Capital Portfolios, Inc. included in its Annual Report to Shareholders for the year ended March 31, 1996.


                                                    /s/ Ernst & Young LLP
                                                    ERNST & YOUNG LLP

Kansas City, Missouri
March 3, 1997